Exhibit 10.9

INTELLECTUAL PROPERTY PURCHASE AGREEMENT

This Intellectual Property Purchase Agreement (this “Agreement”) is made and entered into on the 30th day of November, 2010, by and among Jerry Swinford, an individual (the “Seller”), and Coil Tubing Technology, Inc., a Nevada corporation (the “Purchaser”), each a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, the Seller desires to sell to the Purchaser certain assets of Seller, as described in greater detail on Exhibit A, attached hereto (the “Assets”) and Purchaser desires to purchase and acquire such Assets from the Seller subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the respective representations and warranties hereinafter set forth and of the mutual covenants and agreements contained herein, the Parties hereto agree as follows:

Construction of Terms. As used in this Agreement, the terms “herein,” “herewith,” “hereof” and “hereunder” are references to this Agreement, taken as a whole; the term “includes” or “including” shall mean “including, without limitation;” the word “or” is not exclusive; and references to a “Section,” “subsection,” “clause,” “Exhibit,” “Appendix,” “Schedule,” “Annex” or “Attachment” shall mean a Section, subsection, clause, Exhibit, Appendix, Schedule, Annex or Attachment of this Agreement, as the case may be, unless in any such case the context requires otherwise. Exhibits, Appendices, Schedules, Annexes or Attachments to any document shall be deemed incorporated by reference in such document. All references to or definitions of any agreement, instrument or other document (a) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (b) except as otherwise expressly provided, shall mean such agreement, instrument or document, or replacement or predecessor thereto, as modified, amended, supplemented and restated through the date as of which such reference is made. All references to a law, regulation or ordinance include any amendment or modification thereof. The singular shall include the plural and the masculine shall include the feminine, and vice versa. References to “days” shall mean calendar days.

ARTICLE I
 SALE AND PURCHASE OF ASSETS

1.1 Sale and Purchase.  Subject to the terms and conditions contained herein, Seller hereby agrees to sell, transfer, assign, convey and deliver to Purchaser, and Purchaser agrees to accept from Seller, all of Seller’s right, title and interest in and to the Assets, as set forth in greater detail on Exhibit A, attached hereto, free and clear of any liens, pledges, security interests, claims or encumbrances of any kind, except for those specifically assumed hereunder.  Purchaser shall also assume any and all liabilities, costs, expenses, responsibilities and payments associated with, incurred by Seller in connection or which affect the Assets (the “Assumed Liabilities”), which Assumed Liabilities shall become the sole responsibility of Purchaser following the Closing and the consummation of the transactions contemplated herein.  The Parties agree that the components of the Assets shall have the values assigned to such components as set forth on Exhibit A.  Any and all assets or intellectual property of Seller not included in the Assets shall remain the sole and exclusive property of Seller.

1.2 The Purchase Price.

(a) The total purchase price for the Assets (the “Purchase Price”) shall be $1,200,000, which shall be payable to the Seller by the Purchaser at the Closing as follows:

(1) $25,000 upon the Parties execution of this Agreement (the “Cash Payment”);

(2) The Purchaser shall issue Seller a Secured Promissory Note in the amount of $475,000 payable on January 25, 2011, in the form of Exhibit B, attached hereto (the “First Note”); and

(3) The Purchaser shall issue Seller a Secured Promissory Note in the amount of $700,000 payable in fifty-four monthly payments, beginning on February 15, 2011 (as set forth in greater detail in such note), in the form of Exhibit C, attached hereto (the “Second Note” and together with the First Note, the “Notes”).

(4) The First Note and the Second Note shall be guarantied by Coil Tubing Technology Holdings, Inc. (“Holdings”), the Purchaser’s majority-owned subsidiary, pursuant to the Guaranty, attached hereto as Exhibit D (the “Guaranty”).

1.3 Grant of a Security Interest.  As security for (a) the full and punctual payment (in lawful money of the United States and in immediately available funds), as and when due, of all principal, interest, attorneys’ fees, costs, expenses and other amounts which are or may become payable by Purchaser under the Notes and (b) the full and punctual performance of all other obligations of Purchaser under the Notes, Purchaser hereby grants to Seller a continuing and first-priority security interest (the “Security Interest”) in the following (collectively, the “Collateral”): all right, title and interest of Purchaser in and to the Assets; all cash and other consideration paid or payable with respect to the Assets; all of Purchaser’s books and records pertaining to the foregoing; and all proceeds from sales, transfers or other dispositions of the foregoing, as described in greater detail in the Notes.

1.4 Change of Control and Payment of Notes.  In the event the Purchaser issues, sells, exchanges or transfers 25% or more of the Purchaser’s then outstanding shares of common stock or voting securities in any Change of Control transaction (each a “Change in Control Transaction”), the Purchaser agrees to use any and all of such funds received in connection with such Change in Control Transaction to pay down amounts owed to Seller, (i) first under the First Note, if any amount of the First Note is outstanding; and (ii) second under the Second Note.

(a) A “Change in Control” for purposes of this Agreement shall mean any of the following events:

(1) any person (as that term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or group (as that term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) who is not, as of the date of this Agreement, the beneficial owner of securities of the Purchaser representing 25% or more of the combined voting power or common stock of the Purchaser's then outstanding securities becomes the beneficial owner of securities of the Purchaser representing 25% or more of the combined voting power or common stock of the Purchaser's then outstanding securities;

(2) the shareholders of the Purchaser approve a merger or consolidation of the Purchaser with any other entity, other than (i) a merger or consolidation which would result in the voting securities of the Purchaser outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the combined voting power of the voting securities of the Purchaser or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Purchaser (or similar transaction) in which no person who did not own more than 50% of the combined voting power of the Purchaser's securities acquires no more than 50% of the combined voting power of the Purchaser's then outstanding securities; or

(3) the shareholders of the Purchaser approve a plan of complete liquidation of the Purchaser or an agreement for the safe or disposition by the Purchaser of all or substantially all of the Purchaser's assets.

ARTICLE II
 CLOSING; CONDITIONS TO CLOSING; DELIVERIES

2.1  Closing.  The closing of this transaction (the “Closing”) shall be held on November 30, 2010, at the offices of Purchaser or at such other time and place upon which the Parties shall mutually agree.

2.2 Conditions to Purchaser’s Obligation. Purchaser’s obligation hereunder to purchase and pay for the Assets is subject to the satisfaction, on or before the Closing, of the following conditions, any of which may be waived, in whole or in part, by Purchaser in its sole discretion, and Seller and its officers and Directors shall use their best efforts to cause such conditions to be fulfilled:

(a) Representations and Warranties Correct; Performance.  The representations and warranties of Seller contained in this Agreement (including the exhibits and schedules hereto) shall be true, complete and accurate when made and on and as of the date hereof.  Seller shall have duly and properly performed, complied with and observed its covenants, agreements and obligations contained in this Agreement to be performed, complied with and observed on or before the Closing.

(b) Purchase Permitted by Applicable Laws.  The purchase of the Assets to be acquired by Purchaser hereunder shall not be prohibited by any applicable law or governmental regulation and shall not subject Purchaser or its affiliates to any tax (not otherwise expressly assumed by Purchaser under this Agreement), penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation.

(c) Proceedings; Receipt of Documents.  All corporate and other proceedings taken or required to be taken by Seller in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received all such information and such counterpart originals or certified or other copies of such documents as Purchaser may reasonably request.

(d) Seller’s Closing Deliveries.  Seller shall have delivered, or caused to be delivered, to Purchaser the following, unless the delivery of which has been (i) waived by Purchaser; or (ii) the delivery of which will be made by the Seller subsequent to Closing:

(1) documents evidencing title to any Assets for which title or ownership documents exist and any other documentation as may be reasonably requested by Purchaser evidencing the purchase by Purchaser of the Assets;

(2) a bill of sale, an assignment of patents, and other title documentation relating to the transfer of the Assets;

(3) documents, if any, evidencing the rights to any intellectual property rights associated with the Assets;

(4) an executed copy of the Executive Employment Agreement between the Purchaser and Seller (the “Employment Agreement”), on mutually agreeable terms;

(5) an executed copy of the First Note;

(6) an executed copy of the Second Note;

(7) an executed copy of the Guaranty;

(8) an executed copy of the Voting Agreement by and between the Seller and Herbert C. Pohlmann, on mutually agreeable terms (the “Voting Agreement”); and

(9) all materials and/or documents listed with the Assets, as attached hereto as Exhibit A, if any;

(e) No Adverse Decision.  There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

(f) Approvals and Consents.  Seller shall have duly obtained all authorizations, consents, rulings, approvals, licenses, franchises, permits and certificates, or exemptions therefrom, by or of all federal, state and local governmental authorities and non-governmental administrative or regulatory agencies having jurisdiction over the Parties hereto, this Agreement, the Assets, or the transactions contemplated hereby.

2.3 Conditions to the Obligation of Seller.  The obligation of Seller to consummate the transactions contemplated hereby is subject to the fulfillment of the following conditions on or prior to the Closing, any of which may be waived, in whole or in part, by Seller in its sole discretion, and Purchaser shall use its best efforts to cause such conditions to be fulfilled:

(a) Representations and Warranties Correct; Performance. The representations and warranties of Purchaser in this Agreement shall be true, complete and accurate when made on and as of the Closing.  Purchaser shall have duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in this Agreement to be performed, complied with and observed on or before the Closing.  Purchaser shall have delivered to Seller a certificate signed by Purchaser, dated the date hereof, to such effect.

(b) Purchase Permitted by Applicable Laws.  The purchase of and payment for the Assets to be delivered by Seller hereunder shall not be prohibited by any applicable law or governmental regulation.

(c) Proceedings; Receipt of Documents.  All corporate and other proceedings taken or required to be taken by Purchaser in connection with the transactions contemplated hereby and all documents incident thereto shall have been taken and shall be reasonably satisfactory in form and substance to Seller, and Seller shall have received all of such information and such counterpart originals or certified or other copies of such documents as Seller may reasonably request.

(d) Purchaser’s Closing Deliveries.  Purchaser shall have delivered, or caused to be delivered, to Seller the following:

(1) resolutions of the Purchaser’s Board of Directors approving this Agreement and the transactions contemplated herein;

(2) the Cash Payment;

(3) an executed copy of the First Note;

(4) an executed copy of the Second Note;

(5) an executed copy of the Guaranty;

(6) an executed copy of the Subordination Agreement attached hereto as Exhibit E;

(7) resolutions of Holding’s Board of Directors approving Holding’s entry into and the transactions contemplated by the Guaranty;

(8) an executed copy of the Employment Agreement; and

(9) an executed copy of the Voting Agreement.

(e) No Adverse Decision.  There shall be no action, suit, investigation or proceeding pending or threatened by or before any court, arbitrator or administrative or governmental body which seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement or questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions.

ARTICLE III
SELLER’S REPRESENTATIONS AND WARRANTIES

Seller represents and warrants to Purchaser as follows:

3.1 Authority. Seller has full authority to execute and to perform this Agreement in accordance with its terms and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which with the giving of notice or after the passage of time, or both, would result in a breach, violation or default of any of the terms or provisions of any indenture, agreement, judgment, decree or other instrument or restriction to which Seller is a party or by which Seller or any of the Assets may be bound or affected.

3.2 Title to Assets.

(a)  Seller has good and marketable title to all of the Assets and the full right and power to transfer the Assets.  The Assets are owned by Seller free and clear of all mortgages, pledges, liens, security interests, encumbrances, conditional sale agreements, charges, claims and restrictions of any kind and nature known to Seller, other than what has previously been disclosed to Purchaser; and Purchaser will acquire good and valid title to the Assets free and clear of all mortgages, pledges, liens, security interests, encumbrances, conditional sale agreements, charges, claims and restrictions of any kind and nature known to Seller, other than what has previously been disclosed to Purchaser; and

(b) Seller has no present or future obligation or requirement to compensate any person with respect to any of the Assets, whether by the payment of royalties or not, or whether by reason of the ownership, use, license, lease, sale or any commercial use or any disposition whatsoever of any of the Assets.

3.3 Compliance With Law.  Seller is not in violation of any laws, governmental orders, rules or regulations, whether federal, state or local, to which it or any of its assets or properties are subject, which may have a material adverse affect as to the Assets.

3.4 Absence of Changes.

(a) At the time of Closing there will not be any obligation or liability for the payment of money (whether absolute, accrued, contingent or otherwise and whether due or to become due) created or incurred, any transaction, contract or commitment entered into by Seller or any obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due) created or incurred, or any transaction, contract or commitment entered into by Seller affecting the Assets other than those specifically agreed to in writing by the Purchaser and/or which are part of the Assumed Liabilities; and

(b)   No lien of record or guarantee, affecting the Assets (each a “Lien”), if any, will remain at Closing.

3.5 Litigation.  To the knowledge of Seller there are no actions, suits, proceedings or investigations (including any purportedly on behalf of Seller) pending or, to the knowledge of Seller, threatened against or affecting the Assets; Seller is not operating under, subject to, in violation of or in default with respect to, any judgment, order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, agency or instrumentality domestic or foreign in connection with the Assets.  No inquiries have been made directly to Seller by any governmental agency which might form the basis of any such action, suit, proceeding or investigation, or which might require Seller to undertake a course of action which would involve any expense in connection with the Assets.

3.6 Taxes.  Seller has filed, or caused to be filed, with the appropriate U.S. federal, state, local and foreign governmental agencies all required tax and information returns.  Seller does not have any liability, contingent or otherwise, for any taxes, excise taxes, assessments, charges, penalties or interest, including, without limitation, any which may arise as a result of the this Agreement (but not including sales taxes, if any, payable as a result of the sale of the Assets as contemplated by this Agreement), other than amounts adequately reserved for.  Seller has not received directly or indirectly notice of, nor is it otherwise aware of any tax audit or examination; Seller is not a party directly or indirectly to any action or proceeding by any governmental authority for assessment or collection of taxes, excise taxes, charges, penalties or interest, nor has any claim for assessment and collection been asserted against Seller directly or indirectly; nor has Seller executed a waiver of any statute of limitations with respect thereto.  Seller has not received notices nor is otherwise aware of any deficiencies, adjustments or changes in assessments with respect to any such taxes.  No extensions of time are in effect for the assessment of deficiencies for such taxes in respect of any period.

3.7 Brokers.  There has been no broker or finder involved in any manner in the consummation of any transactions contemplated hereby, and Seller agrees to indemnify Purchaser, its officers, directors and affiliates against and hold Purchaser, its officers, directors and affiliates harmless from any claim made by a party for a broker’s or finder’s fee or other similar payment based upon any agreements, arrangements or understandings made by the Seller.

3.8 No Untrue Representation or Warranty.  No representation or warranty contained in this Agreement or any attachment, written statement, schedule, exhibit, certificate or instrument furnished or to be furnished to Purchaser by Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE IV
 REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

4.1 Organization and Good Standing.  Purchaser is a corporation duly organized and validly existing under the laws of the State of Nevada.

4.2 Authority.  Purchaser has full authority or capacity to execute and to perform this Agreement in accordance with its terms; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby does not and will not result in a breach, violation or default or give rise to an event which, with the giving of notice or after the passage of time, would result in a breach, violation or default of any of the terms or provisions or of any indenture, agreement, judgment, decree or other instrument or restriction to which Purchaser is a party or by which Purchaser may be bound or affected; and no further authorization or approval, whether of governmental bodies or otherwise, is necessary in order to enable Purchaser to enter into and perform the same; and this Agreement constitutes a valid and binding obligation enforceable against Purchaser in accordance with its terms.

4.3 Brokers.  There has been no broker or finder involved in any manner in the consummation of any transactions contemplated hereby, and Purchaser agrees to indemnify Seller against and hold Seller harmless from any claim made by a party for a broker’s or finder’s fee or other similar payment based upon any agreements, arrangements or understanding made by Purchaser.

4.4 No Untrue Representation or Warranty.  No representation or warranty contained in this Agreement or any attachment, written statement, schedule, exhibit, certificate or instrument furnished or to be furnished to Seller by Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V
COVENANTS OF THE PARTIES

5.1 Further Assurances.  Seller agrees that, at any time after the Closing, upon the request of Purchaser, Seller will do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acknowledgments, deeds, assignments, bills of sale, transfers, conveyances, instruments, consents and assurances as may reasonably be required for the better assigning, transferring, granting, conveying, assuring and confirming to Purchaser, their successors and assigns, the Assets to be sold or assigned to Purchaser as provided herein.

5.2 Cooperation.  The Parties shall cooperate with each other fully with respect to actions required or requested to be undertaken with respect to tax audits, administrative actions or proceedings, litigation and any other matters that may occur after the Closing, and each Party shall maintain and make available to the other Party upon request all corporate, tax and other records required or requested in connection with such matters.

5.3 Publicity.  Each of the Parties hereto agrees that no publicity release or announcement concerning the transactions contemplated hereby or the terms and conditions of this Agreement shall be issued without the advance approval of the form and substance thereof by each of the Parties.

ARTICLE VI
SURVIVAL; INDEMNIFICATION

6.1 Survival of Covenants, Representations and Warranties.  All representations and warranties and covenants set forth in this Agreement shall survive and remain in effect for one year following the Closing. The Parties shall be entitled to rely upon the representations and warranties, without any obligation of independent verification and to enforce any remedies available to it for a breach of the representations, warranties or covenants at any time.

6.2 Indemnity Against Claims.

(a) Seller hereby jointly and severally agrees to indemnify and hold Purchaser, its officers, directors, partners, employees, attorneys, affiliates and assigns (collectively the “Purchaser Indemnified Parties”), harmless from and against the following:

(1) Excluding the Assumed Liabilities and any other liability expressly assumed by Purchaser hereunder in writing, any and all liabilities, losses, damages, claims, costs and reasonable expenses suffered by the Purchaser Indemnified Parties (whether awarded against the Purchaser Indemnified Parties or paid by the Purchaser Indemnified Parties in settlement of a claim as provided in Section 6.2 or otherwise suffered), (A) incurred or created in connection with the Assets prior to the Closing from any action taken by Seller which constituted willful misconduct, bad faith or gross negligence, or (B) resulting from any material misrepresentation, material breach of any warranty, or material non-fulfillment of any covenant or agreement on the part of Seller contained in this Agreement or in any written statement, attachment, schedule, exhibit or certificate furnished or to be furnished by Seller to Purchaser pursuant hereto; and

(2) Any and all actions, suits, proceedings, demands, assessments or judgments, costs and reasonable expenses (including reasonable attorneys’ fees) incident to any of the foregoing.

(b) Purchaser hereby agrees to indemnify and hold the Seller, his employees, attorneys, affiliates and assigns (collectively the “Seller Indemnified Parties” and collectively with the Purchaser Indemnified Parties, the “Indemnified Parties”), harmless from and against the following:

(1) Any and all liabilities, losses, damages, claims, costs and reasonable expenses suffered by the Seller Indemnified Parties (whether awarded against the Seller Indemnified Parties or paid by the Seller Indemnified Parties in settlement of a claim as provided in Section 6.2 or otherwise suffered), (A) incurred or created in connection with the Assets (whether incurred or created prior to or subsequent to the Closing or resulting from any action taken by Seller or Purchaser subsequent to or prior to the Closing, except for actions of Seller which constitute willful misconduct, bad faith or gross negligence), (B) relating to the Assumed Liabilities and any other liabilities of the Seller expressly assumed by the Purchaser herein, or (C) resulting from any material misrepresentation, material breach of any warranty, or material non-fulfillment of any covenant or agreement on the part of Purchaser contained in this Agreement or in any written statement, attachment, schedule, exhibit or certificate furnished or to be furnished by Purchaser pursuant hereto; and

(2) Any and all actions, suits, proceedings, demands, assessments or judgments, costs and reasonable expenses (including reasonable attorneys’ fees) incident to any of the foregoing.

(c) The amount of any loss subject to indemnification hereunder shall be calculated net of any amounts which have been previously recovered by the Indemnified Parties under insurance policies or other collateral sources, and the Indemnified Parties hereby covenant that they will not release any such collateral sources from any obligations they may have.  In the event any such insurance proceeds or other payments are not received before any claim for indemnification is paid pursuant to this Agreement, then the Indemnified Parties shall have the right (but not the obligation) to exclusively pursue such collateral sources, provided they do so with reasonable diligence, and in the event they receive any recovery, then the amount of such recovery shall be applied first to reimburse the Indemnified Party for their out of pocket expenses expended in pursuing such recovery, second to refund any payment made which would not have been paid had such recovery from the collateral source been obtained prior to such payment, and third, any excess to the Indemnified Parties.

6.3 Notice of Claim, Assumption of Defense and Settlement of Claims.

(a) Any person entitled to indemnification under this Agreement (the “Indemnitee”) shall promptly give notice (an “Indemnification Notice”) in accordance with Section 6.3 hereof to the parties required to provide indemnification (collectively the “Indemnifying Party”) after the Indemnitee shall have knowledge of any demands, claims, actions or causes of action (singly, a “Claim” and hereinafter referred to collectively as “Claims”) which might give rise to a Claim by the Indemnitee against the Indemnifying Party stating the nature and basis of said Claim and amount thereof, to the extent known.  A failure to give notice hereunder shall not relieve the Indemnifying Party from any obligation hereunder unless such failure to give notice shall materially and adversely affect Indemnifying Party’s ability to defend the Claim.  Each such Indemnification Notice shall specify in reasonable detail the nature and amount of the Claim and shall, to the extent available to the Indemnitee, include such supporting documentation as shall reasonably be necessary to apprise the Indemnifying Party of the facts giving rise to the Claim.  After the delivery of an Indemnification Notice certifying that the Indemnitee has incurred or had asserted against it any liabilities, claims, losses, damages, costs or expenses for which indemnity may be sought in accordance with the terms of this Article VI (the “Damages”), the Indemnitee shall make a claim in an amount equal to the incurred Damages or asserted Damages, as the case may be (which, in the case of any asserted Damages shall include the Indemnitee’s reasonably estimated cost of the defense thereof, hereinafter the “Estimated Defense Costs”) and the Indemnifying party shall promptly reimburse the Indemnitee for the Damages for which the Indemnitee has incurred and not been indemnified.  In the event the amount of such Damages are not promptly reimbursed by Indemnifying Party as aforesaid, the amount of such unreimbursed Damages shall accrue interest at a rate equal to two percent (2%) above the applicable prime rate of Citibank, N.A.

(b) With respect to any third party Claims made subsequent to the Closing, the following procedures shall be observed:

(1) Promptly after delivery of an Indemnification Notice in respect of a Claim, the Indemnified Party may elect, by written notice to the Indemnitee, to undertake the defense thereof with counsel reasonably satisfactory to the Indemnitee and at the sole cost and expense of the Indemnifying Party.  In the event the Indemnifying Party elects to assume the defense of any such Claim, it shall not, except as provided in Section 6.3(b)(2), be liable to the Indemnitee for any legal fees, costs and expenses incurred by the Indemnitee after the date thereof, in connection with such defense.  The Indemnitee shall have the right to participate in, but not control the conduct of, any such action through counsel of its own choosing, at its own expense.

(2) Unless and until the Indemnifying Party assumes the defense of the third party Claim as provided in Section 6.3(b)(1), or in the event the Indemnifying Party ceases to conduct such defense, the Indemnified Party may defend against the third party Claim in any manner it reasonably may deem appropriate, at the expense of the Indemnifying Party.

(3) Failure by the Indemnifying Party to notify the Indemnitee of its election to defend any such action within 30 days of receipt of the Indemnification Notice shall be deemed a waiver by the Indemnifying Party of its right to defend such action.  If the Indemnifying Party assumes the defense of any such Claim, its obligations hereunder as to such Claim shall be limited to taking all steps necessary in the defense or settlement of such Claim and to holding the Indemnitee harmless from and against any and all losses, damages, expenses and liabilities awarded in any such proceeding or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such Claim.

(4) The Indemnifying Party shall not, in the defense of any such Claim, consent to the entry of any judgment or enter into any settlement with respect to the third party Claim without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), except that no consent of the Indemnitee shall be required if the judgment or proposed settlement (1) involves only the payment of money damages to be paid by the Indemnifying Party and does not impose any injunction or other equitable relief upon the Indemnitee, (2) includes as an unconditional term thereof a full dismissal of the litigation or proceeding with prejudice and the delivery by the claimant or plaintiff to the Indemnitee of a release from all liability with respect to such claim or litigation, and (3) does not by its terms attribute liability to the Indemnitee.

(5) In no event will the Indemnitee consent to the entry of any judgment or enter into any settlement with respect to the third party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(6) The Indemnitee will cooperate fully with the Indemnifying Party in the conduct of any proceeding as to which the Indemnifying Party assumes the defense hereunder.  Such cooperation shall include but not necessarily be limited to, assisting with discovery and investigation by (1) providing the Indemnifying Party and its counsel access to all books and records of the Indemnitee to the extent reasonably related to such proceeding, (2) furnishing information about the Indemnitee to the Indemnifying Party and their counsel, (3) making employees available to counsel to the Indemnifying Party, and (4) preserving the existence of and maintaining all books and records of the Indemnitee or any other Indemnified Party that is an entity that may reasonably be deemed to be potentially relevant to any such proceeding until the proceeding is finally concluded.

6.4 Remedies Cumulative.  The remedies provided to an Indemnified Party herein shall be cumulative and shall not preclude an Indemnified Party from asserting any other rights or seeking any other remedies against an Indemnifying Party or his or its respective heirs, successors or assigns.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

ARTICLE VII
 CONFIDENTIALITY

7.1 Confidentiality.  At all times after the Closing, the Parties hereto shall retain in strictest confidence, and shall not disclose to any third parties or use for their benefit (other than in order to fulfill the terms and conditions of this Agreement and the transactions contemplated by this Agreement) or for the benefit of others any confidential information comprising or related to the other parties hereto and their affiliates including, without limitation, intellectual property, trade secrets, customer lists, marketing plans or strategies, product development techniques or plans, or technologies, in connection with the Assets, Purchaser or any affiliate thereof (collectively “Confidential Information”), except as otherwise required by law or in the Company’s public filings.  Confidential Information shall not include information which (i) is or becomes part of the public domain without breach of this Agreement, (ii) was known to the receiving party on a non-confidential basis prior to disclosure by the other party, (iii) is independently received by the receiving party without the use of confidential information, or (iv) is explicitly approved for release by written authorization of the disclosing party.  In the event that the receiving party is legally required to disclose any confidential information, the receiving party shall promptly notify the disclosing party of such requirement and, if requested by the disclosing party, shall reasonably cooperate in the disclosing party’s efforts to prevent or limit such disclosure.  The requirements of this Section 7.1 shall terminate as to Seller in the event of Purchaser’s default in the payment of the Notes and the Seller’s purchase of the Collateral at any public sale as described in the Notes.

7.2 Enforceability.

(a)  It is the desire and intent of the Parties that the provisions of Article VII shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  If any particular provision or portion of Article VII shall be adjudicated to be invalid or unenforceable in any jurisdiction, Article VII shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this subsection (b) in the particular jurisdiction in which such adjudication is made.  The Seller agrees that it would be difficult to measure the damages to Purchaser and its affiliates from the breach by the Seller of the provisions of Article VII, that injury to Purchaser from such breach would be impossible to calculate, and that monetary damages would therefore be an inadequate remedy; accordingly, the Seller agrees that Purchaser shall be entitled, in addition to all other remedies it might have, to injunctions or other appropriate orders to restrain any such breach without showing or proving any actual damages.

(b) The undertakings and covenants of the Seller contained in Article VII are an integral part of the transactions set forth in this Agreement and the consideration paid by Purchaser pursuant to this Agreement shall be consideration not only for the Assets but also for such undertakings and covenants.

ARTICLE VIII
 GENERAL PROVISIONS

8.1 Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered:  (a) personally; (b) by facsimile transmission; (c) by a commercial overnight delivery service (e.g., Federal Express, UPS, Airborne, etc.) and paid for by the sender; or (d) by certified, registered or express mail, postage prepaid.  Any such notice shall be deemed given when so delivered:  (i) personally, upon such service or delivery; (ii) if sent by facsimile transmission, on the day so transmitted, if the sender calls to confirm that such notice has been received by facsimile and has a printed report which indicates that such transmission was, in fact, sent to the facsimile number indicated below; (iii) if sent by commercial overnight delivery service, on the date reflected by such service as delivered to the addressee; or (iv) if mailed by certified or registered mail, five business days after the date of deposit in the United States mail.  In each instance, such notice, request, demand or other communications shall be addressed as follows:

(a) in the case of the Seller:

Jerry Swinford
19511 Wied Rd. Suite E
Spring, Texas 77388
Phone: (281) 651-0200
Fax: (  )

with a copy to:

The Loev Law Firm, PC
Attn: David M. Loev, Esq.
6300 West Loop South, Suite 280
Bellaire, Texas 77401
Telephone: (713) 524-4110
Fax: (713) 524-4122

(b) in the case of Purchaser:
Coil Tubing Technology, Inc.
Attn: _____________
19511 Wied Rd. Suite E
Spring, Texas 77388
Phone: (281) 651-0200
Fax: (  )

with a copy to:

The Loev Law Firm, PC
Attn: David M. Loev, Esq.
6300 West Loop South, Suite 280
Bellaire, Texas 77401
Telephone: (713) 524-4110
Fax: (713) 524-4122

or to such other address or to such other person as Purchaser or Seller, shall have last designated by written notice given as herein provided.

8.2 Modification.  This Agreement and the exhibits and schedules annexed hereto contain the entire agreement between the Parties hereto and (i) there are no agreements, warranties or representations which are not set forth herein and (ii) all prior negotiations, agreements and understandings are superseded hereby.  This Agreement may not be modified or amended except by an instrument in writing duly signed by or on behalf of the Parties hereto.

8.3 Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of Texas applicable to agreements made and to be performed entirely within the State, without regard to conflict of laws principles.  Seller and Purchaser hereby irrevocably consent and submit to the jurisdiction of any State or Federal court located in Harris, Texas over any action or proceeding arising out of any dispute between Seller and Purchaser, and waive any right they have to bring an action or proceeding with respect thereto in any other jurisdiction.  Each Party further irrevocably consents to the service of process against them in any such action or proceeding by the delivery of a copy of such process at the address set forth above.

8.4 Binding Effect; Assignment.  This Agreement shall be binding upon the Parties and inure to the benefit of the successors and assigns of the respective Parties hereto; provided, however, that this Agreement and all rights hereunder may not be assigned by either Party without the prior written consent of  the other Party.

8.5 Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original.  A photocopy or PDF of this Agreement shall be effective as an original for all purposes.

8.6 Section Headings.  The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

8.7 Transaction Expenses.  Each Party shall be responsible for the payment of any and all of its own expenses, including without limitation the fees and expenses of counsel, accountants and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement, whether or not such transactions are consummated in whole or in part.

8.8 Waiver.  The waiver of one breach or default hereunder shall not constitute the waiver of any other or subsequent breach or default.

8.9 No Agency.  This Agreement shall not constitute either Party the legal representative or agent of the other, nor shall either Party have the right or authority to assume, create, or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of the other Party.

8.10 Severability of Invalid Provision.   If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8.11 Construction. Each Party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting Party shall not be applied in the interpretation of this Agreement to favor any Party against the other.

8.12 Waiver of Conflict.  The Loev Law Firm, PC (the “Law Firm”) has exclusively represented the Purchaser in the preparation of this Agreement (and the exhibits hereto, including the Voting Agreement and the Employment Agreement), and has not undertaken to assist or render legal advice to any other Party in regards to this Agreement. Each other Party hereto (including the Seller) does hereby acknowledge that the Law Firm has directed that he seek outside counsel and business advice other than from the Law Firm, as to the effects, consequences and legalities of this Agreement.

8.13 Gender and Plural Terms.  The singular shall include the plural where indicated by the context and all words and personal pronouns relating thereto shall be read and construed so as to give them proper meaning  within the context in which they are used.

[Remainder of page left intentionally blank.  Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement the day and date first above written.

PURCHASER: Coil Tubing Technology, Inc. By: /s/ Jerry Swinford Printed Name: Jerry Swinford Its: President	SELLER: /s/ Jerry Swinford Jerry Swinford

EXHIBIT A
ASSETS

The following Patents shall be included in the Assets:

Type of Intellectual Property	Registered Number (or Provisional Number)	Valuation For the Purposes of the Agreement

Subterranean Rotation Inducing Device and Method	No. 5584342	$250,000

Jet Motor For Providing Rotation In A Downhole Tool	U.S. Patent # 7686102 Singapore Patent # 146369	$300,000

Rotation Tool	No. 11/848,614	$200,000

Drilling Jar	No. 12/437,525	$250,000

Jet Hammer	No. 12/480,680	$200,000

	TOTALS	$1,200,000

All intellectual property rights associated with or related to the Assets, including but not limited to:

(i)           Technical documentation reflecting engineering, maintenance, servicing and production data, design data, plans, specifications, drawings, technology, know how, trade secrets, confidential business information, research and development, servicing and maintenance processes, customer and supplier lists, pricing and cost information and business and marketing plans and proposals, relating to the Assets or to the maintenance of Assets and all documentary evidence thereof, including without limitation the technical information incorporated in such documentation; and

(ii)           To the extent that intellectual property is entered in pertinent patent, copyright and trademark registers or offices, to the full extent permitted by law, all related files in Seller’s direct and indirect possession and all documents, certificates and declarations necessary to enable Purchaser to register such intellectual property in its name.

All rights, liabilities, requirements, and obligations of Seller under any agreements, documents, understandings or contracts, associated with the Assets.

The goodwill of Seller relating to the Assets, all information in the possession of Seller relating to the operations of the Assets, the exclusive right of the Purchaser to represent itself as carrying on the business of the Assets as well as all corporate business opportunities of Seller relating to the Assets.